Exhibit 10.6

LAND COURT	REGULAR SYSTEM
Return By Mail ☒ Pick-Up ☐ To:

Morrison & Foerster LLP
250 West 55th Street
New York, New York 10019

Attention:	David H. Kaufman, Esq.
Telephone:	(212) 468-8000

TITLE OF DOCUMENT:

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

PARTIES TO DOCUMENT:

MORTGAGOR:	HAWAII INDEPENDENT ENERGY, LLC, a Hawaii limited liability company

MORTGAGEE:	J. ARON & COMPANY, a general partnership organized under the laws of New York 200 West Street New York, New York 10282-2198

Tax Map Keys: Oahu 9-1-031-003; 9-1-032-084, 099 Certificate of Title Nos. 776,063; 327,773; 307,865	(This document consists of 44 pages.)

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

(This document serves as a Fixture Filing under Section 9-502 of the Hawaii Uniform Commercial Code)

THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Mortgage”) is made as of this 1st day of June, 2015, by HAWAII INDEPENDENT ENERGY, LLC, having its principal place of business at One Memorial City Plaza, 800 Gessner Road, Suite 875, Houston, Texas 77024, as mortgagor (together with its permitted successors and assigns, “Mortgagor”) for the benefit of J. ARON & COMPANY, a general partnership organized under the laws of New York, having an address at 200 West Street, New York, New York 10282-2198, as mortgagee (together with its successors and assigns, “Mortgagee”). All capitalized terms not defined herein shall have the respective meanings set forth in the S&O Agreement (defined below).

RECITALS:

Reference is made to the (i) Supply and Offtake Agreement dated as of June 1, 2015 (as amended, modified, renewed or extended from time to time, the “S&O Agreement”) between Mortgagor and Mortgagee, (ii) the ISDA Master Agreement dated as of June 1, 2015 (as amended, modified, renewed or extended from time to time, the “Master Agreement”) between Mortgagor and Mortgagee, including all schedules, annexes and exhibits thereto and all confirmations from time to time issued thereunder and subject thereto, (iii) Pledge and Security Agreement dated as of June 1, 2015 (as amended, modified, renewed or extended from time to time, the “Security Agreement”) between Mortgagor and Mortgagee, and (iv) the Environmental Indemnity Agreement dated as of June 1, 2015 (as amended, modified, renewed or extended from time to time, the “Environmental Indemnity Agreement”) by Mortgagor in favor of Mortgagee. Mortgagee has agreed to deliver Crude Oil and purchase all Products upon and subject to the terms of the S&O Agreement and may from time to time with Mortgagor enter into transactions subject to the Master Agreement. It is a condition precedent to Mortgagee’s obligations under the S&O Agreement and the Master Agreement that Mortgagor enter into this Mortgage.

Pursuant to the requirements of the S&O Agreement and the Master Agreement, Mortgagor is granting this Mortgage to create a lien on and a security interest in the Property (defined below) to secure the payment of all amounts due to Mortgagee in respect of the S&O Agreement, the Master Agreement and the other Transaction Documents, including, without limitation, the payment of the maximum amount of THREE HUNDRED TWENTY FIVE MILLION AND NO/100 DOLLARS ($325,000,000.00) (collectively, the “Debt”) and the performance by Mortgagor of the Secured Obligations (as defined in the Security Agreement) (hereinafter, the “Secured Obligations”).

This Mortgage is given pursuant to the S&O Agreement and the Master Agreement, and payment, fulfillment, and performance of the obligations due thereunder and under the other Transaction Documents are secured hereby in accordance with the terms hereof.

Article 1 – GRANTS OF SECURITY

Section 1.1. Property Mortgaged. In consideration of this Mortgage and the sum of TEN DOLLARS ($10.00) and other good and valuable consideration the receipt and sufficiency of which are acknowledged by Mortgagor, Mortgagor does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer, convey and grant a security interest to Mortgagee and its successors and assigns in and to the following property, rights, interests and estates now owned, or hereafter acquired by Mortgagor (collectively, the “Property”):

(a) Land. The real property described in Exhibit A attached hereto and made a part hereof (collectively, the “Land”);

(b) Additional Land. All additional lands, estates and development rights hereafter acquired by Mortgagor for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Mortgage;

(c) Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (collectively, the “Improvements”);

(d) Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversions and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, rights of dower, rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor of, in and to the Land and the Improvements, and every part and parcel thereof, with the appurtenances thereto;

(e) Fixtures and Personal Property. All machinery, equipment, fixtures (including, but not limited to, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures), furniture, software used in or to operate any of the foregoing and other property of every kind and nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Land and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the Land and the Improvements (collectively, the “Personal Property”), and the right, title and interest of

Mortgagor in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the “Uniform Commercial Code”), and all proceeds and products of the above;

(f) Leases and Rents. All leases, subleases, subsubleases, lettings, licenses, concessions or other agreements (whether written or oral) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of the Land and the Improvements, and every modification, amendment or other agreement relating to such leases, subleases, subsubleases, or other agreements entered into in connection with such leases, subleases, subsubleases, or other agreements and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, heretofore or hereafter entered into, whether before or after the filing by or against Mortgagor of any petition for relief under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to debts or debtors (“Creditors Rights Laws”) (collectively, the “Leases”) and all right, title and interest of Mortgagor, its successors and assigns therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Mortgagor or its agents or employees from any and all sources arising from or attributable to the Property, including, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Mortgagor and proceeds, if any, from business interruption or other loss of income insurance whether paid or accruing before or after the filing by or against Mortgagor of any petition for relief under any Creditors Rights Laws (collectively, the “Rents”) and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

(g) Insurance Proceeds. All insurance proceeds in respect of the Property under any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property (collectively, the “Insurance Proceeds”);

(h) Condemnation Awards. All condemnation awards, including interest thereon, which may heretofore and hereafter be made with respect to the Property by reason of any taking or condemnation, whether from the exercise of the right of eminent domain (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property (collectively, the “Awards”);

(i) Tax Certiorari. All refunds, rebates or credits in connection with reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;

(j) Rights. The right, in the name and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Mortgagee in the Property;

(k) Agreements. All agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or any business or activity conducted on the Land and any part thereof and all right, title and interest of Mortgagor therein and thereunder, including, without limitation, the right, upon the happening of any default hereunder, to receive and collect any sums payable to Mortgagor thereunder;

(l) Intangibles. All tradenames, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property;

(m) Accounts. All reserves, escrows and deposit accounts maintained by Mortgagor with respect to the Property, including without limitation, the Accounts (as defined in the S&O Agreement) and all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property held therein from time to time and all proceeds, products, distributions or dividends or substitutions thereon and thereof; together with all deposits or wire transfers made to such accounts and (I) all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property held therein from time to time and all proceeds, products, distributions or dividends or substitutions thereon and thereof and (II) right, title and interest of Mortgagor arising from the operation of the Land and the Improvements in and to all payments for goods or property sold or leased or for services rendered, whether or not yet earned by performance, and not evidenced by an instrument or chattel paper (hereinafter collectively referred to as “Accounts Receivable”) including, without limiting the generality of the foregoing, (A) all accounts, contract rights, book debts, and notes arising from the Improvements or arising from the sale, lease or exchange of goods or other property and/or the performance of services, (B) Mortgagor’s rights to payment from any consumer credit/charge card organization or entities which sponsor and administer such cards as the American Express Card, the Visa Card and the Mastercard, (C) Mortgagor’s rights in, to and under all purchase orders for goods, services or other property, (D) Mortgagor’s rights to any goods, services or other property represented by any of the foregoing, (E) monies due to or to become due to Mortgagor under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services including the right to payment of any interest or finance charges in respect thereto (whether or not yet earned by performance on the part of Mortgagor), and (F) all collateral security and guaranties of any kind given by any person or entity with respect to any of the foregoing. Accounts Receivable shall include those now existing or hereafter created, substitutions therefor, proceeds (whether cash or non-cash, movable or immovable, tangible or intangible) received upon the sale, exchange, transfer, collection or other disposition or substitution thereof, and any and all of the foregoing and proceeds therefrom (collectively, the “Accounts”);

(n) Proceeds. All proceeds of any of the foregoing items set forth in subsections (a) through (m) including, without limitation, Insurance Proceeds and Awards, whether cash, liquidation claims (or other claims) or otherwise; and

(o) Other Rights. Any and all other rights of Mortgagor in and to the items set forth in subsections (a) through (n) above.

Section 1.2. ASSIGNMENT OF RENTS. Mortgagor hereby absolutely and unconditionally assigns to Mortgagee all of Mortgagor’s right, title and interest in and to all current and future Leases and Rents; it being intended by Mortgagor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of the S&O Agreement, the Master Agreement and Section 8.1(h) of this Mortgage, Mortgagee grants to Mortgagor a revocable license to (i) collect, receive, use and enjoy the Rents, and Mortgagor shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Debt, for use in the payment of such sums, and (ii) enforce the terms of the Leases.

Section 1.3. SECURITY AGREEMENT. This Mortgage is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Property. By executing and delivering this Mortgage, Mortgagor hereby grants to Mortgagee, as security for the Secured Obligations, a security interest in the Personal Property to the full extent that the Personal Property may be subject to the Uniform Commercial Code.

Section 1.4. FIXTURE FILING. Certain of the Property is or will become “fixtures” (as that term is defined in the Uniform Commercial Code) on the Land, and this Mortgage, upon being filed for record in the real estate records of the city or county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said Uniform Commercial Code upon such of the Property that is or may become fixtures.

Section 1.5. CONDITIONS TO GRANT. TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of Mortgagee and its successors and assigns, forever; PROVIDED, HOWEVER, these presents are upon the express condition that, if Mortgagor shall have performed all of its obligations at the time and in the manner provided in the S&O Agreement, the Master Agreement, the other Transaction Documents and this Mortgage, and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the S&O Agreement, the Master Agreement and the other Transaction Documents, these presents and the estate hereby granted shall cease, terminate and be void; provided however, that Mortgagor’s obligation to indemnify, defend, and hold harmless pursuant to the provisions hereof shall survive any such payment, performance, or release; provided further, that if Mortgagor shall perform the Secured Obligations and pay the cost of release hereof, Mortgagee shall promptly and properly execute and deliver such release to Mortgagor.

Article 2 – DEBT AND OBLIGATIONS SECURED

Section 2.1. OBLIGATIONS. This Mortgage and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the Secured Obligations, including, without limitation, the payment of the maximum amount of THREE HUNDRED TWENTY FIVE MILLION AND NO/100 DOLLARS ($325,000,000.00).

Section 2.2. PAYMENT OF DEBT. Mortgagor will pay the Debt at the time and in the manner provided in the S&O Agreement, the Master Agreement, the other Transaction Documents and this Mortgage.

Section 2.3. INCORPORATION BY REFERENCE. All the covenants, conditions and agreements contained in (a) the S&O Agreement, (b) the Master Agreement and (c) all and any of the other Transaction Documents, are hereby made a part of this Mortgage to the same extent and with the same force as if fully set forth herein.

Article 3 – PROPERTY COVENANTS

Mortgagor covenants and agrees that:

Section 3.1. INSURANCE. Mortgagor shall obtain and maintain, or cause to be obtained and maintained, in full force and effect at all times insurance with respect to Mortgagor and the Property as required pursuant to the S&O Agreement.

Section 3.2. TAXES AND OTHER CHARGES. Mortgagor shall pay all real estate and personal property taxes, assessments, water rates or sewer rents (collectively “Taxes”), ground rents, maintenance charges, impositions (other than Taxes), and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property (collectively, “Other Charges”), now or hereafter levied or assessed or imposed against the Property or any part thereof in accordance with the S&O Agreement.

Section 3.3. LEASES. Mortgagor shall not (and shall not permit any other applicable Person to) enter in any Leases for all or any portion of the Property unless in accordance with the provisions of the S&O Agreement or the other Transaction Documents.

Section 3.4. WARRANTY OF TITLE. Mortgagor has good, indefeasible, marketable and insurable title to the Property and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the same. Mortgagor possesses an unencumbered fee simple absolute estate in the Land and the Improvements except for the permitted encumbrances set forth in Exhibit B attached hereto and made a part hereof (the “Permitted Encumbrances”), such other liens as are created by or permitted pursuant to the Security Agreement or any of the Transaction Documents. This Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on the Property, subject only to Permitted Encumbrances and the liens created by the Transaction Documents and (b)

perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other liens as are permitted pursuant to the Transaction Documents and the liens created by the Transaction Documents. Mortgagor shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Mortgage and shall forever warrant and defend the same to Mortgagee against the claims of all Persons whomsoever.

Section 3.5. MAINTENANCE OF PROPERTY. Mortgagor shall cause the Property to be maintained in a good and safe condition and repair in all material respects, normal wear and tear excepted. Except as otherwise provided in the S&O Agreement, the Improvements and the fixtures shall not be removed, demolished or materially altered (except for normal replacement of the fixtures, tenant finish and refurbishment of the Improvements) without the consent of Mortgagee. Subject to and in accordance with the terms and conditions of the S&O Agreement, Mortgagor shall promptly repair, replace or rebuild, if applicable, any part of the Property which may be destroyed by any casualty or become damaged, worn or dilapidated or which may be affected by any condemnation.

Section 3.6. WASTE. Mortgagor shall not commit or suffer any material waste of the Property or make any change in the use of the Property which reasonably might be expected to materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that reasonably might be expected to invalidate or allow the cancellation of any insurance policy, or do or permit to be done thereon anything that reasonably might be expected to in any way materially impair the value of the security of this Mortgage. Except as required by the laws of the State of Hawaii, Mortgagor will not, without the prior written consent of Mortgagee, permit any drilling or exploration for or extraction, removal or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

Section 3.7. OBSERVANCE OF LAWS. Mortgagor will duly observe and conform to all laws, rules and regulations made by any governmental authority, and all valid requirements of any regulatory body which may acquire jurisdiction, which apply or relate to any of the Property. If Mortgagor receives any notice that Mortgagor or the Property is in default under or is not in compliance with any of the foregoing laws, rules and regulations, or notice of any proceeding initiated under or with respect to any of the foregoing, Mortgagor will promptly inform Mortgagee and, upon request, furnish a copy of such notice to Mortgagee.

Section 3.8. CONTINUATION OF EXISTENCE. Mortgagor will maintain in good standing its existence, franchises, licenses, permits, rights and privileges under the laws of the State of Hawaii and each jurisdiction where it transacts business, and will not dissolve, terminate or otherwise dispose (except as expressly permitted under the Transaction Documents), directly or indirectly or by operation of law, of all or substantially all of its assets.

Section 3.9. CONDEMNATION. If the Property or any part thereof shall be condemned, Mortgagee may appear and defend any such suit and is hereby irrevocably authorized to collect all of the proceeds and apply the same upon any obligation secured hereby. All costs, expenses and reasonable attorneys’ fees paid or incurred by Mortgagee in the course of such proceedings shall constitute an advance hereunder.

Notwithstanding any taking by eminent domain, alteration of the grade of any street or other injury to or decrease in value of the Property by any public or quasi- public authority or corporation, Mortgagor will continue to pay all sums hereby secured until an award or payment from such authority or corporation shall have been actually received by Mortgagee, and any reduction in any amounts owed resulting from the application by Mortgagee of such award or payment as hereinafter set forth shall be deemed to take effect only on the date of such receipt. Any such award or payment shall be applied in such proportions and priority as Mortgagee, in Mortgagee’s sole discretion, may elect, to the payment of any Secured Obligations on such terms as Mortgagee may specify, to be used for the sole purpose of altering, restoring or rebuilding any part of the Property which may have been altered, damaged or destroyed as a result of any such taking, alteration of grade or other injury to the Property. If, prior to the receipt by Mortgagee of such award or payment, the Property shall have been sold on foreclosure of this Mortgage, Mortgagee shall have the right to receive such award or payment to the extent of the Debt remaining unsatisfied after such sale of the Property, with legal interest thereon and reasonable attorneys’ fees, costs and disbursements incurred by Mortgagee in connection with the collection of such award or payment. Should all or any part of the Property be taken by eminent domain, Mortgagor hereby assigns to Mortgagee, and forthwith upon payment thereof will cause to be deposited with Mortgagee, the award for any Property so taken.

Section 3.10. RESERVE FUND. If requested by Mortgagee, and upon the occurrence of an Event of Default, Mortgagor will pay to Mortgagee, until all Secured Obligations are fully paid, a sum equal to the real property taxes, assessments and insurance premiums applicable to the Property (all as estimated by Mortgagee), less all sums already paid therefor, divided by the number of months to elapse before one (1) month prior to the date when such taxes, assessments and premiums will become due and payable. Such sums shall be held by Mortgagee, without interest, to pay such taxes, assessments and premiums as and when the same shall become due and payable. If the total of such payments shall exceed the amount necessary to pay such taxes, assessments and premiums, such excess may, at Mortgagee’s option, be released to Mortgagor or applied on any indebtedness secured hereby or be credited by Mortgagee on subsequent payments to be made by Mortgagor. If, however, the total of such payments shall not be sufficient to pay such taxes, assessments and premiums when the same shall become due and payable, then Mortgagor shall pay to Mortgagee any amount necessary to make up the deficiency on or before the date when payment of such taxes, assessments and premiums shall be due. If at any time Mortgagor shall tender to Mortgagee, in accordance with the provisions hereof, full payment of the entire indebtedness secured hereby, Mortgagee shall, in computing the amount of indebtedness, credit to the account of Mortgagor any balance remaining in the funds accumulated under the provisions of this paragraph. If there be a default under the provisions of this Mortgage or any of the other Transaction Documents, and thereafter a sale of the premises in accordance with the provisions hereof, or if Mortgagee acquires the property otherwise after default, Mortgagee, at Mortgagee’s option, and at the time of the commencement of such proceeding, or at the time the property is otherwise acquired, may apply the balance then remaining in the funds accumulated under the provisions of this paragraph as a credit against any sums or charges secured hereby.

Section 3.11. NO IMPAIRMENT OF VALUE OF PROPERTY: ZONING. No building, Improvement, equipment, or other property now or hereafter covered by the lien of this Mortgage shall be removed, demolished or altered in such manner as to materially diminish the value of the Property, without the prior written consent of Mortgagee. Mortgagor shall not initiate, join in or consent to any change in any private restrictive covenant, land use classification, zoning ordinance or other public or private restrictions limiting or defining the use which may be made of the Property or any part thereof.

Section 3.12. RESTORATION OF IMPROVEMENTS.

(a) Mortgagor will promptly, regardless whether the insurance proceeds, if any, shall be sufficient for the purpose, restore, replace, rebuild or reinstall any part of the buildings, structures, Improvements, and equipment now or hereafter constructed, placed or installed on the Property, which may be damaged or destroyed by any casualty whatsoever. Any such restoration, replacement, rebuilding or reinstallation of such buildings, structures, Improvements, or equipment shall be promptly commenced and diligently pursued to completion, shall be as nearly as possible to their value, condition and character immediately prior to such casualty, and shall be in accordance with plans and specifications, if any, approved by Mortgagee.

(b) In the event that any portion of the Property is so damaged, destroyed or lost, and such damage, destruction or loss is covered, in whole or in part, by insurance required to be maintained pursuant to this Mortgage or the other Transaction Documents, then: (i) Mortgagee may, but shall not be obligated to, make proof of loss if not made promptly by Mortgagor, and, during the continuance of an Event of Default, is hereby authorized and empowered by Mortgagor to settle, adjust or compromise any claims for damage, destruction or loss thereunder; (ii) each insurance company concerned is hereby authorized and directed to make payment therefor directly to Mortgagee; and (iii) Mortgagee shall apply the insurance proceeds, first, to reimburse Mortgagee for all reasonable costs and expenses, including adjustors’ and reasonable attorneys’ fees and disbursements, incurred in connection with the collection of such proceeds, and, second, subject to Applicable Law, the remainder of such proceeds shall be applied at Mortgagee’s option, in payment of all or any part of the obligations secured hereunder, in the order and manner determined by Mortgagee and whether or not the same may be due and payable (provided that, to the extent that any obligations shall remain outstanding after such application, such unpaid or unperformed obligations shall continue in full force and effect, and Mortgagor shall not be excused in the payment or performance thereof) or held by Mortgagee as part of its security, or to the cure of any then current Event of Default hereunder and, so long as there is no Event of Default, shall be subject to withdrawal by Mortgagor in installments on a cost to complete basis for the restoration, replacement, rebuilding or reinstallation, in whole or in part, of the portion of the Property so damaged, destroyed or lost; provided, however, that any insurance proceeds held by Mortgagee to be applied to the restoration, replacement, rebuilding or reinstallation of the Property shall be so held without payment or allowance of interest thereon, and shall be paid out from time to time upon compliance by Mortgagor with such provisions and requirements as may be reasonably imposed by Mortgagee, including Mortgagee’s receipt of appropriate certificates, opinions and other documents as required by Mortgagee, Mortgagee’s insurance consultant, and/or Mortgagee’s legal counsel. In the event that Mortgagor shall have received all or any portion of such insurance proceeds or any other proceeds in respect of such damage or destruction, Mortgagor, upon demand from Mortgagee, shall pay to Mortgagee an amount equal to the amount so received by Mortgagor, to be applied as Mortgagee shall have the right pursuant to clause (iii) of the immediately preceding sentence. Notwithstanding anything herein or at law or in equity to the contrary, none of the insurance proceeds or payments in lieu thereof paid to Mortgagee as herein provided shall be deemed trust funds, and Mortgagee shall be entitled to dispose of such proceeds as provided in this paragraph. Mortgagor expressly assumes all risk of loss, including a decrease in the use, enjoyment or value, of the Property, from any casualty whatsoever, whether or not insurable or insured against.

Article 4 – FURTHER ASSURANCES

Section 4.1. COMPLIANCE WITH S&O AGREEMENT. Mortgagor shall comply with all covenants set forth in the S&O Agreement, the Master Agreement and the other Transaction Documents relating to acts or other further assurances to be made on the part of Mortgagor in order to protect and perfect the lien or security interest hereof upon, and in the interest of Mortgagee in, the Property.

Section 4.2. AUTHORIZATION TO FILE FINANCING STATEMENTS; POWER OF ATTORNEY. Mortgagor hereby authorizes Mortgagee at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements as authorized by applicable law, as applicable to all or part of the Property and as necessary or required in connection herewith. For purposes of such filings, Mortgagor agrees to furnish any information requested by Mortgagee promptly upon request by Mortgagee. Mortgagor also ratifies its authorization for Mortgagee to have filed any like initial financing statements, amendments thereto or continuation statements, if filed prior to the date of this Mortgage. Mortgagor hereby irrevocably constitutes and appoints Mortgagee and any officer or agent of Mortgagee, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Mortgagor or in Mortgagor’s own name to execute in Mortgagor’s name any such documents and otherwise to carry out the purposes of this Section 4.2, to the extent that Mortgagor’s authorization above is not sufficient and Mortgagor fails or refuses to promptly execute such documents. To the extent permitted by law, Mortgagor hereby ratifies all acts said attorneys-in-fact have lawfully done in the past or shall lawfully do or cause to be done in the future by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

Section 4.3. CHANGE IN TAX, DEBT, CREDIT AND DOCUMENTARY STAMP LAWS.

(a) If any law is enacted or adopted or amended after the date of this Mortgage which deducts all or any portion of the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Mortgagee’s interest in the Property, Mortgagor will pay the tax, with interest and penalties thereon, if any (provided that nothing hereunder shall require Mortgagor to pay any income tax imposed on Mortgagee by reason of its interest in the Property). If Mortgagee is advised in writing by counsel chosen by it that the payment of tax by Mortgagor would be unlawful or taxable to Mortgagee or unenforceable or provide the basis for a defense of usury then, Mortgagee shall have the option, by written notice of not less than one hundred eighty (180) days (but not more than two hundred forty (240) days) after providing Mortgagor with a copy of such written advice of counsel, to declare the Debt immediately due and payable.

(b) Mortgagor will not claim or demand or be entitled to any credit or credits on account of the Debt for any taxes or other charges assessed against the Property, or any part thereof; and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Mortgage or the Debt. If such claim, credit or deduction shall be required by law, Mortgagee shall have the option, by written notice of not less than one hundred eighty (180) days, to declare the Debt immediately due and payable.

(c) If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Transaction Documents or impose any other tax or charge on the same, Mortgagor will pay for the same, with interest and penalties thereon, if any.

Section 4.4. SEVERING OF MORTGAGE. This Mortgage may, at any time until the same shall be fully paid and satisfied, at the sole election of Mortgagee, be severed into two or more mortgages in such denominations as Mortgagee shall determine in its sole discretion, each of which shall cover all or a portion of the Property to be more particularly described therein. To that end, Mortgagor, upon written request of Mortgagee, shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered by the then owner of the Property, to Mortgagee and/or its designee or designees substitute mortgages in such principal amounts, aggregating not more than the then unpaid principal amount of this Mortgage, and containing terms, provisions and clauses similar to those contained herein and in such other documents and instruments as may be required by Mortgagee.

Section 4.5. REPLACEMENT DOCUMENTS. Upon receipt of an affidavit of an officer of Mortgagee as to the loss, theft, destruction or mutilation of any Transaction Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Transaction Document, Mortgagor will issue, in lieu thereof, a replacement Transaction Document, dated the date of such lost, stolen, destroyed or mutilated Transaction Document in the same principal amount thereof and otherwise of like tenor.

Article 5 – DUE ON SALE/ENCUMBRANCE

Section 5.1. NO SALE/ENCUMBRANCE. Except in accordance with the express terms and conditions contained in this Mortgage, the S&O Agreement, the Master Agreement and the other Transaction Documents, Mortgagor shall not cause or permit a sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or grant of any options with respect to, or any other transfer or disposition (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a direct or indirect legal or beneficial interest in the Property or any part thereof, by Mortgagor, any constituent owner or other holder of a direct or indirect equity interest in Mortgagor, any indemnitor or other guarantor of the Debt, any constituent owner or other holder of a direct or indirect equity interest in such indemnitor or guarantor, any manager or operating lessee of the Property that is affiliated with Mortgagor or any constituent owner or other holder of a direct or indirect equity interest in such manager or such operating lessee.

Section 5.2. MORTGAGEE RELIANCE. Mortgagor acknowledges that Mortgagee has examined and relied on the experience of Mortgagor and its respective general partners, members, principals and (if Mortgagor is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to enter into the transactions, and will continue to rely on Mortgagor’s ownership of the Property as a means of maintaining the value of the Property as security for the performance of the Secured Obligations. Mortgagor acknowledges that Mortgagee has a valid interest in maintaining the value of the Property so as to ensure that, should Mortgagor default in the performance of the Secured Obligations, Mortgagee can recover on the Secured Obligations by a sale of the Property.

Article 6 – RELEASE OF PROPERTY

Section 6.1. RELEASE OF PROPERTY. Mortgagor shall not be entitled to a release of any portion of the Property from the lien of this Mortgage except in accordance with terms and conditions of this Mortgage, the S&O Agreement, the Master Agreement and the other Transaction Documents.

Article 7 – DEFAULT

Section 7.1. EVENT OF DEFAULT. The term “Event of Default” as used in this Mortgage shall have the meaning assigned to such term in the Security Agreement.

Article 8 – Rights And Remedies Upon Default

Section 8.1. REMEDIES. Upon the occurrence and during the continuance of any Event of Default, Mortgagor agrees that Mortgagee may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

(a) declare the entire unpaid Debt to be immediately due and payable;

(b) institute proceedings, judicial or otherwise, for the complete foreclosure of this Mortgage under any applicable provision of law, in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

(c) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Mortgage for the balance of the Debt not then due, unimpaired and without loss of priority;

(d) sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Mortgagor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

(e) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in the S&O Agreement, the Master Agreement or the other Transaction Documents;

(f) seek and obtain the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Mortgagor, any guarantor or indemnitor under the Debt or any other Person liable for the payment of the Debt;

(g) the license granted to Mortgagor under Section 1.2 hereof shall automatically be revoked and Mortgagee may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Mortgagor and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Mortgagor and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Mortgagor agrees to surrender possession of the Property and of such books, records and accounts to Mortgagee upon demand, and thereupon Mortgagee may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Mortgagee deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Mortgagor with respect to the Property, whether in the name of Mortgagor or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) require Mortgagor to pay monthly in advance to Mortgagee, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Mortgagor; (vi) require Mortgagor to vacate and surrender possession of the Property to Mortgagee or to such receiver and, in default thereof, Mortgagor may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Mortgagee shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys’ fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, insurance and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Mortgagee, its counsel, agents and employees;

(h) apply any sums then deposited or held in escrow or otherwise by or on behalf of Mortgagee in accordance with the terms of the S&O Agreement and the Master Agreement, this Mortgage or any other Transaction Document and/or the Accounts to the payment of the following items in any order in its sole discretion: (i) Taxes and Other Charges; (ii) insurance premiums; (iii) interest on the unpaid principal balance of the Debt; (iv) payment of the unpaid amount of the Debt; (v) all other sums payable pursuant to the S&O Agreement, the Master Agreement, this Mortgage and the other Transaction Documents, including without limitation advances made by Mortgagee pursuant to the terms of this Mortgage;

(i) surrender the insurance policies maintained pursuant to the S&O Agreement, collect the unearned insurance premiums for such insurance policies and apply such sums as a credit on the Debt in such priority and proportion as Mortgagee in its discretion shall deem proper, and in connection therewith, Mortgagor hereby appoints Mortgagee as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Mortgagor to collect such insurance premiums;

(j) apply the undisbursed balance of any deposit made by Mortgagor with Mortgagee in connection with the restoration of the Property after a casualty thereto or condemnation thereof, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Mortgagee shall deem to be appropriate in its discretion; and/or

(k) pursue such other remedies as Mortgagee may have under applicable law.

In the event of a sale, by foreclosure, power of sale or otherwise, of less than all of the Property, this Mortgage shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority. Notwithstanding the provisions of this Section to the contrary, if any Event of Default as described in Section 19.1(d) of the S&O Agreement shall occur with respect to Mortgagor, the entire unpaid Debt shall be automatically due and payable, without any further notice, demand or other action by Mortgagee.

Section 8.2. APPLICATION OF PROCEEDS. Upon the occurrence and during the continuance of any Event of Default, the purchase money, proceeds and avails of any disposition of the Property (or any part thereof) and any other sums collected by Mortgagee pursuant to this Mortgage or the other Transaction Documents may, in each case, be applied by Mortgagee to the payment of the Debt in such order, priority and proportions as Mortgagee in its sole discretion shall determine.

Section 8.3. RIGHT TO CURE DEFAULTS. Upon the occurrence and during the continuance of any Event of Default, Mortgagee may, but without any obligation to do so and without notice to or demand on Mortgagor and without releasing Mortgagor from any obligation hereunder, make any payment or do any act required of Mortgagor hereunder in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof. Mortgagee is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Mortgage or collect the Debt, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 8.3, shall constitute a portion of the Debt and shall be due and payable to Mortgagee upon demand. All such costs and expenses incurred by Mortgagee in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the “Default Interest Rate” specified in the S&O Agreement, if any (the “Default Rate”), for the period after notice from Mortgagee that such cost or expense was incurred to the date of payment to Mortgagee. All such costs and expenses incurred by Mortgagee together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Mortgage and the other Transaction Documents and shall be immediately due and payable upon demand by Mortgagee therefor.

Section 8.4. ACTIONS AND PROCEEDINGS. Mortgagee has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Mortgagor, which Mortgagee, in its discretion, decides should be brought to protect its interest in the Property.

Section 8.5. RECOVERY OF SUMS REQUIRED TO BE PAID. Mortgagee shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Mortgagor existing at the time such earlier action was commenced.

Section 8.6. OTHER RIGHTS, ETC.

(a) The failure of Mortgagee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Mortgage. Mortgagor shall not be relieved of Mortgagor’s obligations hereunder by reason of (i) the failure of Mortgagee to comply with any request of Mortgagor or any guarantor or indemnitor with respect to the S&O Agreement or the Master Agreement to take any action to foreclose this Mortgage or otherwise enforce any of the provisions hereof or of the other Transaction Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any Person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Mortgagee extending the time of payment or otherwise modifying or supplementing the terms of this Mortgage or the other Transaction Documents. It is agreed that the risk of loss or damage to the Property is on Mortgagor, and Mortgagee shall have no liability whatsoever for decline in the value of the Property, for failure to maintain the insurance policies required to be maintained pursuant to the S&O Agreement, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Mortgagee shall not be deemed an election of judicial relief if any such possession is requested or obtained with respect to any Property or collateral not in Mortgagee’s possession.

(b) Mortgagee may resort for the payment of the Debt to any other security held by Mortgagee in such order and manner as Mortgagee, in its discretion, may elect. Mortgagee may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Mortgagee thereafter to foreclose this Mortgage. The rights of Mortgagee under this Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

Section 8.7. RIGHT TO RELEASE ANY PORTION OF THE PROPERTY. Mortgagee may release any portion of the Property for such consideration as Mortgagee may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Mortgage, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Mortgagee for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Mortgagee may require without being accountable for so doing to any other lienholder. This Mortgage shall continue as a lien and security interest in the remaining portion of the Property.

Section 8.8. RIGHT OF ENTRY. Upon reasonable notice to Mortgagor, Mortgagee and its agents shall have the right to enter and inspect the Property at all reasonable times.

Section 8.9. BANKRUPTCY. (a) Upon the occurrence and during the continuance of an Event of Default, Mortgagee shall have the right to proceed in its own name or in the name of Mortgagor in respect of any claim, suit, action or proceeding relating to the rejection of any Lease, including, without limitation, the right to file and prosecute, to the exclusion of Mortgagor, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the lessee under such Lease under the Bankruptcy Code.(b) If there shall be filed by or against Mortgagor a petition under the Bankruptcy Code and Mortgagor, as lessor under any Lease, shall determine to reject such Lease pursuant to Section 365(a) of the Bankruptcy Code, then Mortgagor shall give Mortgagee not less than ten (10) days’ prior notice of the date on which Mortgagor shall apply to the bankruptcy court for authority to reject the Lease. Mortgagee shall have the right, but not the obligation, to serve upon Mortgagor within such ten-day period a notice stating that (i) Mortgagee demands that Mortgagor assume and assign the Lease to Mortgagee pursuant to Section 365 of the Bankruptcy Code and (ii) Mortgagee covenants to cure or provide adequate assurance of future performance under the Lease. If Mortgagee serves upon Mortgagor the notice described in the preceding sentence, Mortgagor shall not seek to reject the Lease and shall comply with the demand provided for in clause (i) of the preceding sentence within thirty (30) days after the notice shall have been given, subject to the performance by Mortgagee of the covenant provided for in clause (ii) of the preceding sentence.

Section 8.10. SUBROGATION. If any or all of the proceeds of the Collateral (as defined in the Security Agreement) have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Mortgagee shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Mortgagee and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of the Secured Obligations.

Article 9 – INDEMNIFICATIONS

Section 9.1. GENERAL INDEMNIFICATION. Mortgagor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages, of whatever kind or nature (including but not limited to reasonable attorneys’ fees and other costs of defense) (collectively, the “Losses”) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) ownership of this Mortgage, the Property or any interest therein or receipt of any rents; (b) any amendment to, or restructuring of, any Secured Obligation, or any Transaction Document, each to the extent required by Mortgagee; (c) any and all lawful action that may be taken by Mortgagee in connection with the enforcement of the provisions of the Transaction Documents, each to the extent required by Mortgagor, whether or not suit is filed in connection with same, or in connection with Mortgagor, any guarantor or indemnitor and/or any partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (e) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways: (f) any failure on the part of Mortgagor to perform or be in compliance with any of the terms of the Transaction Documents; (g) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (h) the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Mortgage, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Mortgage is made; (i) any failure of the Property to be in compliance with any legal requirements; (j) the enforcement by any Indemnified Party of the provisions of this Article 9; (k) any and all claims and demands whatsoever which may be asserted against Mortgagee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in the Transaction Documents; (l) the payment of any commission, charge or brokerage fee to anyone claiming through Mortgagor which may be payable in connection with any Secured Obligation: or (m) any misrepresentation made by Mortgagor in any Transaction Document, except to the extent such Losses were caused solely as a result of the gross negligence or willful misconduct of any Indemnified Party. Any amounts payable to Mortgagee by reason of the application of this Section 9.1 shall become immediately due and payable and shall bear interest at the Default Rate. For purposes of this Article 9, the term “Indemnified Parties” means Mortgagee and any Person who is or will have been involved in the origination of the Secured Obligations, any Person in whose name the encumbrance created by this Mortgage is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in the Secured Obligations secured hereby (including, but not limited to, custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Secured Obligations secured hereby for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other Person who holds or acquires or will have held a participation or other full or partial interest in the Secured Obligations, whether during the term of the Mortgage or as a part of or following a foreclosure of the Mortgage and any successors by merger, consolidation or acquisition of all or a substantial portion of Mortgagee’s assets and business).

Section 9.2. MORTGAGE AND/OR INTANGIBLE TAX. Mortgagor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of any Transaction Document, but excluding any income, franchise or other similar taxes.

Section 9.3. ERISA INDEMNIFICATION. Mortgagor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses) incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Mortgagee’s sole discretion, that Mortgagee may incur, directly or indirectly.

Section 9.4. DUTY TO DEFEND; ATTORNEYS’ FEES AND OTHER FEES AND EXPENSES. In connection with any indemnification obligations of Mortgagor hereunder, upon written request by any Indemnified Party, Mortgagor shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals reasonably approved by the Indemnified Parties. Notwithstanding the foregoing, if the defendants in any such claim or proceeding include Mortgagor and any Indemnified Party and Mortgagor and such Indemnified Party shall have reasonably concluded that there are any legal defenses available to it and/or other Indemnified Parties that are different from or additional to those available to Mortgagor, such Indemnified Party shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party, provided that no compromise or settlement shall be entered without Mortgagor’s consent, which consent shall not be unreasonably withheld. Upon demand, Mortgagor shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

Article 10 – ENVIRONMENTAL HAZARDS

Section 10.1. ENVIRONMENTAL COVENANTS. Mortgagor has provided representations, warranties and covenants regarding environmental matters set forth in the Environmental Indemnity (as defined in the Environmental Indemnity Agreement) and Mortgagor shall comply with the aforesaid covenants regarding environmental matters.

Article 11 – WAIVERS

Section 11.1. MARSHALLING AND OTHER MATTERS. Mortgagor hereby waives, to the extent permitted by law, the benefit of all Applicable Laws now or hereafter in force regarding appraisement, valuation, stay, extension, reinstatement and redemption and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Mortgagor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage on behalf of Mortgagor, and on behalf of each and every Person acquiring any interest in or title to the Property subsequent to the date of this Mortgage and on behalf of all Persons to the extent permitted by Applicable Laws.

Section 11.2. WAIVER OF NOTICE. To the extent permitted by applicable law, Mortgagor shall not be entitled to any notices of any nature whatsoever from Mortgagee except with respect to matters for which this Mortgage, the S&O Agreement or the Master Agreement specifically and expressly provides for the giving of notice by Mortgagee to Mortgagor and except with respect to matters for which Mortgagee is required by applicable law or regulation to give notice, and Mortgagor hereby expressly waives the right to receive any notice from Mortgagee with respect to any matter for which this Mortgage does not specifically and expressly provide for the giving of notice by Mortgagee to Mortgagor.

Section 11.3. WAIVER OF COUNTERCLAIM. To the extent permitted by applicable law, Mortgagor hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Mortgagee arising out of or in any way connected with any of the Transaction Documents, or the Secured Obligations.

Section 11.4. SOLE DISCRETION OF MORTGAGEE. Whenever pursuant to this Mortgage, Mortgagee exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Mortgagee, the decision of Mortgagee to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall be made in good faith in the sole, reasonable discretion of Mortgagee and shall be final and conclusive.

Section 11.5. WAIVER OF TRIAL BY JURY. MORTGAGOR AND MORTGAGEE EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE TRANSACTION DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MORTGAGOR AND MORTGAGEE, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF MORTGAGOR AND MORTGAGEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MORTGAGOR AND MORTGAGEE.

Section 11.6. WAIVER OF FORECLOSURE DEFENSE. Mortgagor hereby waives any defense Mortgagor might assert or have by reason of Mortgagee’s failure to make any tenant or lessee of the Property a party defendant in any foreclosure proceeding or action instituted by Mortgagee.

Section 11.7. WAIVER OF STATUTE OF LIMITATIONS. To the extent permitted by applicable law, Mortgagor hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to performance of its Secured Obligations.

Article 12 – NOTICES

Section 12.1. NOTICES. All notices or other written communications hereunder shall be delivered in accordance with the applicable terms and conditions of the S&O Agreement.

Article 13 – APPLICABLE LAW

Section 13.1. GOVERNING LAW. The provisions of this Mortgage regarding the creation, perfection and enforcement of the liens and security interests herein granted in respect of the Property shall be governed by and construed in accordance with the law of the State of Hawaii. All other provisions of this Mortgage shall be governed by the laws of the State of New York (including without limitation, Section 5-1401 of the General Obligations Law of the State of New York), without regard to choice of law provisions. To the fullest extent permitted by law, Mortgagor and Mortgagee agree to submit to jurisdiction and the laying of venue for any suit on this Mortgage in the State of New York.

Section 13.2. PROVISIONS SUBJECT TO APPLICABLE LAW. All rights, powers and remedies provided in this Mortgage may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Mortgage invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Mortgage or any application thereof shall be invalid or unenforceable, the remainder of this Mortgage and any other application of the term shall not be affected thereby.

Article 14 – DEFINITIONS

Section 14.1. GENERAL DEFINITIONS. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage may be used interchangeably in singular or plural form and the word “Mortgagor” shall mean “each Mortgagor and any subsequent owner or owners of the Property or any part thereof or any interest therein,” the word “Mortgagee” shall mean “Mortgagee and any of Mortgagee’s successors and assigns,” the word “Property” shall include any portion of the Property and any interest therein, and the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Mortgagee in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder.

Article 15 – MISCELLANEOUS PROVISIONS

Section 15.1. NO ORAL CHANGE. This Mortgage, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Mortgagor, Mortgagee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 15.2. SUCCESSORS AND ASSIGNS. This Mortgage shall be binding upon and inure to the benefit of Mortgagor and Mortgagee and their respective successors and assigns forever.

Section 15.3. INAPPLICABLE PROVISIONS. If any term, covenant or condition of the S&O Agreement or this Mortgage is held to be invalid, illegal or unenforceable in any respect, the S&O Agreement and this Mortgage shall be construed without such provision.

Section 15.4. HEADINGS, ETC. The headings and captions of various Sections of this Mortgage are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 15.5. NUMBER AND GENDER. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

Section 15.6. ENTIRE AGREEMENT. This Mortgage and the other Transaction Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, are superseded by the terms of this Mortgage and the other Transaction Documents.

Section 15.7. LIMITATION ON MORTGAGEE’S RESPONSIBILITY. No provision of this Mortgage shall operate to place any obligation or liability for the control, care, management or repair of the Property upon Mortgagee, nor shall it operate to make Mortgagee responsible or liable for any waste committed on the Property by the tenants or any other Person, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger. Nothing herein contained shall be construed as constituting Mortgagee a “mortgagee in possession.”

Article 16 – STATE-SPECIFIC PROVISIONS

Section 16.1. DEBTOR AND SECURED PARTY. Mortgagor is, for the purpose of this Mortgage, deemed to be the “debtor”, and Mortgagee is deemed to be the “secured party”, as those terms are used in the Uniform Commercial Code. The addresses of the secured party and the debtor are set forth in the initial paragraph of this Mortgage.

Section 16.2. PROCUREMENT OF INSURANCE. Pursuant to Hawaii Revised Statutes Section 431:13-104, Mortgagee may not make its entering into the contemplated transactions contingent upon the procuring of any insurance required by this Mortgage with an insurance company designated by Mortgagee or through a designated agent or procurer.

Section 16.3. PRINCIPLES OF CONSTRUCTION. In the event of any inconsistencies between the terms and conditions of this Article 16 and the other terms and conditions of this Mortgage, the terms and conditions of this Article 16 shall control and be binding.

Section 16.4. REMEDIES. Without limiting any other remedies available under the S&O Agreement, the Master Agreement, any other Transaction Document or under applicable law, upon the occurrence and during the continuance of any Event of Default, Mortgagee shall be entitled to exercise any remedies available under Hawaii Revised Statutes Chapter 667, as amended, including, without limitation, a power of sale foreclosure pursuant to such Chapter 667.

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IN WITNESS WHEREOF, this Mortgage has been executed by the undersigned as of the day and year first above written.

HAWAII INDEPENDENT ENERGY, LLC

By:	/s/ William Monteleone
	Name:	William Monteleone
	Title:	Executive Vice President

[Signature Page to Mortgage]

STATE OF TEXAS	)
) SS
COUNTY OF HARRIS	)

On this 21 day of May, 2015, before me, the undersigned notary public, personally appeared William Monteleone, to me personally known, who, being by me duly sworn, did say that such person is the Executive Vice President of Hawaii Independent Energy, LLC, a Hawaii limited liability company, and that the instrument was signed on behalf of the limited liability company by authority of its board of directors and William Monteleone acknowledged the instrument to be the free act and deed of the limited liability company.

/s/ Jenelle Unson McCardle
Name:	Jenelle Unson McCardle

Notary Public, State of Texas

My commission expires:	Sept. 23, 2017

(Notary Stamp or Seal)

NOTARY CERTIFICATION STATEMENT

Document Identification or Description:	Mortgage, Assignment of Leases, and Rents, Security Agreement and Fixture Filing

Document Date:	June 1, 2015

No. of Pages:

Jurisdiction (in which notarial act is performed): Harris County, TX

/s/ Jenelle Unson McCardle	May 27, 2015
Signature of Notary	Date of Notarization and Certification Statement

Jenelle Unson McCardle		(Notary Stamp or Seal)
Printed Name of Notary